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                               CAMBREX CORPORATION

                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57404, 333-22017, 33-37791, 33-81780, 33-
81782, 333-113612, 333-113613, 333-129473 and 333-136529) of Cambrex Corporation
of our report dated March 15, 2007, except for the effects of the discontinued operations with respect to 2006 described in Note 19, as to which the date is February 27, 2008 relating to the financial statements for the year ended December 31, 2006 and financial statement schedule for the year ended December 31, 2006, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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Florham Park, New Jersey
February 19, 2009